As filed with the U.S. Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	54-1972729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C

Monmouth Junction, NJ 08852

(732) 997-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Will Lewis

Chief Executive Officer

Insmed Incorporated

9 Deer Park Drive, Suite C

Monmouth Junction, NJ 08852

(732) 997-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glenn R. Pollner Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000	W. Lake Taylor, Jr. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8200

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (3)
Common Stock, $0.01 par value per share	—		(2)		(2)	—
Preferred Stock, $0.01 par value per share	—		(2)		(2)	—
Depositary Shares	—		(2)		(2)	—
Stock Purchase Contracts	—		(2)		(2)	—
Warrants	—		(2)		(2)	—
Debt Securities	—		(2)		(2)	—
Units (4)	—		(2)		(2)	—
Total	$100,000,000			$100,000,000		$7,986

(1)                                 There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock and depositary shares; such indeterminate principal amount of debt securities; such indeterminate number of contracts for the purchase or sale of common stock, preferred stock or depositary shares; such indeterminate number of warrants to purchase common stock, preferred stock, debt securities, depositary shares and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, amount of debt securities, and warrants as may be issued upon conversion of or exchange for preferred stock, debt securities that provide for conversion or exchange; upon exercise of warrants; pursuant to the terms of any units; or pursuant to the anti-dilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar events.

(2)                                  Not required to be included in accordance with General Instruction II.D. of Form S-3.

(3)                                  Pursuant to Rule 415(a)(6) under the Securities Act, $49,342,304 of the securities registered hereunder are unsold securities previously registered on Registration Statement No. 333-182124, which was filed on June 14, 2012 (the Prior Registration Statement”).  Pursuant to Rule 415(a)(6) under the Securities Act, the $5,654 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities.  The balance of the registration fee, $7,986, is paid herewith.  Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)                                  Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 24, 2013

PROSPECTUS

$100,000,000

Insmed Incorporated

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Warrants

Debt Securities

Units

This prospectus relates to common stock, preferred stock, depositary shares, stock purchase contracts, warrants, debt securities and units that we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 on terms to be determined at the time of sale.  We will provide specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INSM.”

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods.  See “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.  If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                                       , 2013

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  For further information, see the section of this prospectus entitled “Where You Can Find More Information.”  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since such dates.  Neither this prospectus nor any accompanying supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.  Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus.  You may read the registration statement and other reports we file with the SEC on the SEC’s web site or at the SEC’s offices, each as further describe below under the heading “Where You Can Find More Information.”

Unless otherwise expressly provided or the context otherwise requires, the terms “Insmed,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Insmed and its subsidiaries.  ARIKACE is a registered trademark of Insmed.

ABOUT INSMED INCORPORATED

Insmed is a biopharmaceutical company focused on developing and commercializing inhaled therapies for patients battling serious lung diseases that are often life threatening.  Our lead product candidate, ARIKACE® or liposomal amikacin for inhalation, is an inhaled antibiotic treatment that delivers a proven and potent anti-infective directly to the site of serious lung infections to improve the efficacy, safety and convenience of this therapeutic approach for patients.

Currently, we are conducting clinical trials of ARIKACE for two initial indications in orphan patient populations:  a phase 3 clinical trial in cystic fibrosis (CF) patients who have lung infections caused by Pseudomonas aeruginosa (Pseudomonas) and a phase 2 clinical trial in patients who have lung infections caused by non-tuberculous mycobacteria (NTM).  Our strategy is to continue to develop ARIKACE for additional indications beyond Pseudomonas in CF and NTM.  Our primary development focus is to obtain regulatory approval for ARIKACE in these two initial indications and to prepare for commercialization initially in Europe and Canada and eventually in the United States.  If approved, ARIKACE will be the first once-a-day inhaled antibiotic treatment option available for these CF and NTM indications.

ARIKACE is considered a new molecular entity (NME) by the United States Food and Drug Administration (FDA) primarily due to its proprietary liposomal technology.  For a further description of our liposomal technology, see the section titled “Business—Our Proprietary Liposomal Technology” in our Annual Report on Form 10-K for the year ended December 31, 2012.  The key active ingredient, amikacin, is an FDA-approved antibiotic with proven efficacy in the treatment of a broad range of gram-negative infections, including Pseudomonas and NTM.  ARIKACE is in the aminoglycoside class of antibiotics.

ARIKACE is differentiated from other inhaled antibiotics used to treat serious lung infections by our proprietary advanced liposomal technology, which is designed specifically to enhance the delivery profile, safety and efficacy of pharmaceuticals delivered to the lung via inhalation.  We believe ARIKACE provides potential improvements over existing treatments for these indications.  In phase 2 studies in CF patients with Pseudomonas lung infections, ARIKACE demonstrated improved patient lung function during treatment as well as in the period following treatment (the “off-treatment” period).  In a phase 2 open label extension study, ARIKACE also demonstrated statistically significant effectiveness for up to 56 days off-treatment over multiple treatment cycles.

If approved for CF patients with Pseudomonas lung infections, we expect ARIKACE would be the first inhaled antibiotic to be approved for once-daily administration in this indication.  If approved for NTM patients, we expect ARIKACE would be the first and only approved treatment for the treatment of NTM lung infections.  ARIKACE has been granted orphan drug designation for CF patients who have Pseudomonas lung infections in both the European Union (EU) and the US and for NTM lung infections in the US.  We are currently seeking orphan drug designation for NTM lung infections in Europe.

We believe ARIKACE also has the potential to be used to treat non-CF bronchiectasis characterized by Pseudomonas lung infections.  However, we are currently concentrating our development efforts on the treatment of Pseudomonas lung infections in CF patients and patients with NTM lung infections.  We will evaluate our development and commercialization strategies for this indication when we complete our Phase 3 study in CF patients with Pseudomonas lung infections and Phase 2 study in patients with NTM infections.

Non-CF bronchiectasis is a serious pulmonary condition characterized by localized, irreversible enlargement of the bronchial tubes.  Accumulation of mucus in the bronchi leads to frequent infections, which causes inflammation and further reduces lung function.  Patients evolve to a chronic inflammation-infection cycle.  Disease burden has primarily been linked to productive cough and high levels of sputum production.

Corporate Information

Insmed was incorporated in the Commonwealth of Virginia on November 29, 1999.  On December 1, 2010, we completed a business combination with Transave, Inc., a privately held, New Jersey-based pharmaceutical company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site-specific treatment of serious lung infections.  Our principal executive offices are located at 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852 and our phone number is (732) 997-4600.  Our Internet address is www.insmed.com.  The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition or prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements.  These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  See “Risk Factors.”  You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference.  We do not assume any obligation to update any forward-looking statements made by us.

RATIO OF EARNINGS TO FIXED CHARGES

We have experienced net losses for each of the last five fiscal years and for the three months ended March 31, 2013, except for the year ended December 31, 2009, when we completed the sale of our follow-on biologics platform to Merck & Co, Inc.  Earnings (loss) consists of earnings (loss) before provision for income taxes plus fixed charges.  Fixed charges consist of interest expense and a portion of rental expense that we believe to be representative of interest.  The ratio of earnings to fixed charges presented below was computed by dividing earnings by fixed charges for the year ended December 31, 2009.  The following table also discloses our dollar coverage deficiency for the years and the three months ended March 31, 2013, in which our earnings were inadequate to cover fixed charges.

	Three Months Ended March 31,		Year Ended December 31,
	2013		2012		2011		2010		2009	2008
Ratio of Earnings to Fixed Charges	N/A	(1)	N/A	(2)	N/A	(2)	N/A	(2)	145x	N/A	(2)

(1)                                 Fixed charges exceeded earnings by $14.9 million for the three months ended March 31, 2013.

(2)                                 Fixed charges exceeded earnings by $41.4 million, $59.7 million, $6.4 million and $15.7 million for the years ended December 31, 2012, 2011, 2010 and 2008, respectively.

The ratios presented in the table above are based solely on historical financial information, and no pro forma adjustments have been made thereto.  As of the date of this prospectus, we have no shares of preferred stock outstanding and have not declared or paid any cash dividends on preferred stock for the periods set forth above.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of these securities for working capital and other general corporate purposes, including research and development expenses, clinical trial costs, expenses in connection with seeking regulatory approval for our product candidates and in preparation for product commercialization, and possibly acquisitions of other businesses, products or technologies.  We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.  Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.  Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.  Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•                  common stock;

•                  preferred stock;

•                  depositary shares;

•                  stock purchase contracts;

•                  debt securities;

•                  warrants to purchase common stock, preferred stock, depositary shares, debt securities or units; or

•                  units comprised of common stock, preferred stock, depositary shares, stock purchase contracts, warrants, and debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, stock purchase contracts; debt securities, warrants, and units collectively as “securities.”  The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $100,000,000.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock.  It may not contain all the information that is important to you.  You can access complete information by referring to our Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share.  As of May 10, 2013, there were 31,795,357 shares of common stock issued and outstanding.  All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.  Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.  In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.  As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by Virginia law or as provided with respect to any other class or series of stock, as discussed in more detail below.  Holders of common stock are entitled to one vote per share.  There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Virginia law.  Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.  Its address is 10150 Mallard Creek Road, Suite 307, Charlotte, NC 28262.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “INSM.”

Registration Rights

We have granted registration rights to certain former Transave stockholders, pursuant to the Shareholders’ Agreement, dated December 1, 2010, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms part.  Subject to specified limitations, holders of these registration rights may require that we register all or part of the shares of common stock issued to such holders of these registration rights for sale under the Securities Act.  The registration rights include two demand registrations, “piggy-back” registration rights, and Form S-3 shelf registration rights. The registration rights are subject to certain dollar thresholds and other limitations, including, if applicable, holdbacks at the request of underwriters.

DESCRIPTION OF PREFERRED STOCK

The following is a description of the material terms and provisions of our preferred stock.  It may not contain all the information that is important to you.  You can access complete information by referring to our Articles of Incorporation and Bylaws and to the applicable amendment to the Articles of Incorporation designating terms of a series of preferred stock.

General

Under our Articles of Incorporation, we have authority to issue 200,000,000 shares of preferred stock, par value $0.01 per share.  Our board of directors designated 500,000 shares of our preferred stock as Series A Junior Participating Preferred Stock in connection with the adoption of a rights plan, which rights plan expired by its terms and is no longer in effect.

No shares of Series A Junior Participating Preferred Stock are outstanding as of the date of this prospectus.  We do not have any other shares of preferred stock outstanding as of the date of this prospectus.

Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors.  Prior to the issuance of shares of each series, the board of directors is required by the Virginia Stock Corporation Act (the “VSCA”) and our Articles of Incorporation to fix and determine, for each series, the preferences, rights and limitations of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Virginia law.  Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.  See “Certain Anti-Takeover and Indemnification Provisions of our Articles of Incorporation and Bylaws and Virginia Law” in this prospectus.  When issued, the preferred stock will be fully paid and nonassessable and will have no preemptive rights.

Terms

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•                  the title of the series and stated value;

•                  the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•                  the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•                  the date from which dividends on the preferred stock will accumulate, if applicable;

•                  any provisions for a sinking fund;

•                  any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•                  any securities exchange listing;

•                  any voting rights and powers;

•                  the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•                  a discussion of any material U.S. federal income tax considerations;

•                  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•                  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Series A Junior Participating Preferred Stock

Liquidation Preference

The Series A Junior Participating Preferred Stock ranks junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise.  Upon liquidation, dissolution or winding up of Insmed, the holders of the shares of Series A Junior Participating Preferred Stock are entitled to receive $100 per share, plus any accrued and unpaid dividends and distributions thereonto the date of such payment.  In case of any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, the shares of Series A Junior Participating Preferred Stock will at the same time be similarly exchanged or changed in an amount per share equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property in to which or for which each share of common stock is changed or exchanged.

Dividend

Subject to the prior and superior rights of the holders of any shares of any series of preferred stock, shares of the Series A Junior Participating Preferred Stock are entitled to receive quarterly dividends in an amount per share equal to the greater of (i) $1.00 or (ii) 1000 times the aggregate per share amount of all cash and non-cash dividends (other than dividends payable in shares of common stock) declared on the common stock.

Redemption

The shares of Series A Junior Participating Preferred Stock are not redeemable.

Voting

Each share of Series A Junior Participating Preferred Stock will entitle its holder to 1,000 votes on all matters submitted to a vote of our shareholders.  The holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of common stock will vote together as one class on all matters to a vote of our shareholders.  If at any time dividends on any Series A Junior Participating Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon, until all such accrued and unpaid dividends for all previous and current quarterly dividend periods are paid on all shares of Series A Junior Participating Preferred Stock, all holders of preferred stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, have the right to elect two directors.  At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation may not be amended in any manner that would materially alter the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the then outstanding shares of the Series A Junior Participating Preferred Stock, voting separately as a class.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock.  In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement.  The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights.  The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC.  You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted.  The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock.  The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including the initial deposit of preferred stock and any redemption of the preferred stock.  Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of the terms of the stock purchase contracts we may issue from time to time.  Particular terms of any stock purchase contracts we offer will be described in the prospectus supplement relating to such stock purchase contracts.  Material U.S. federal income tax considerations applicable to the stock purchase contracts will also be discussed in the applicable prospectus supplement.  You should refer to the form of stock purchase contract and stock purchase certificate that we will file with the SEC in connection with the offering of the specific stock purchase contracts for more complete information.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement will describe the terms of any stock purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•                  whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the stock purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•                  whether the stock purchase contracts are to be prepaid or not;

•                  whether the stock purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•                  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the stock purchase contract;

•                  any acceleration, cancellation, termination, or other provisions relating to the settlement of the stock purchase contracts; and

•                  whether the stock purchase contracts will be issued in full registered or global form.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares, debt securities or units of two or more of these types of securities.  Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from these securities.  Each series of warrants will be issued under a separate warrant agreement.  We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Common Stock or Preferred Stock

Each prospectus supplement for warrants to purchase common stock or preferred stock, will describe:

•                  the title of the warrants;

•                  the securities for which the warrants are exercisable;

•                  the price or prices at which the warrants will be issued;

•                  if applicable, the number of the warrants issued with each share of our common stock or preferred stock or a specified principal amount of our debt securities;

•                  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•                  any provisions for adjustment of the number or amount of shares of our common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•                  if applicable, a discussion of material U.S. federal income tax considerations; and

•                  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrants to Purchase Debt Securities

Each prospectus supplement for warrants to purchase debt securities will describe:

•                  the title of the debt warrants;

•                  the aggregate number of the debt warrants;

•                  the price or prices at which the debt warrants will be issued;

•                  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•                  if applicable, the number of the warrants issued with each share of our preferred stock or common stock or a specified principal amount of our debt securities;

•                  if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•                  the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•                  the maximum or minimum number of the debt warrants which may be exercised at any time;

•                  if applicable, a discussion of any material U.S. federal income tax considerations; and

•                  any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase shares of common stock or preferred stock or the principal amount of debt securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common stock, preferred stock or debt securities to be purchased upon such exercise.  If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including:

•                  in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise; or

•                  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement.  We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.  As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section.  If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control.  As a result, the statements we make in this section may not apply to the debt security you purchase.

Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.  As used in this section, “Insmed” refers to Insmed Incorporated on an unconsolidated basis and does not include any of its consolidated subsidiaries.

General

The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured.  We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Insmed and the trustee named in the applicable prospectus supplement.  We will issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Insmed and the trustee named in the applicable prospectus supplement.  We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee.  In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures.  You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities.  The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part.  The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

The senior debt securities will be Insmed’s unsubordinated obligations.  They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.  The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt.  See “Subordination of Subordinated Debt Securities.”  The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement.  We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time.  Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue.  We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.  All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•                  the title of the debt securities;

•                  any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•                  the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•                  the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•                  the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•                  any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•                  the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•                  the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Insmed;

•                  the obligation, if any, of Insmed to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•                  the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•                  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•                  the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•                  if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•                  the terms of any repurchase or remarketing rights;

•                  if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•                  whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Insmed or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Insmed’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•                  any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•                  any provisions granting special rights to holders when a specified event occurs;

•                  if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•                  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•                  whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•                  with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•                  whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•                  whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

•                  if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and

•                  any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register.  Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued in fully registered form.  Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent.  No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any associated tax or other governmental charge.

The indentures require the annual filing by Insmed with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof.  Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

The indentures provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.

Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $2,000 or any integral multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion.  The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities.  Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.”  Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.

Book-Entry Procedures and Settlement

Most offered debt securities will be book-entry, or global, securities.  Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons.  Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC.  DTC therefore will be the only registered holder of these securities.

Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system.  Purchasers also may hold interests through a securities intermediary — a bank, brokerage house and other institution that maintains securities accounts for customers — that has an account with DTC or its nominee.  DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers.  Some of these customers may be securities intermediaries holding securities for their customers.  Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary.  The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security.  In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder’s ownership of securities.  The book-entry system for holding securities eliminates the need for physical movement of certificates.  However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form.  These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:

•                  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•                  we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount.  Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities.  DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934.  The rules applicable to DTC and its participants are on file with the SEC.

Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Links may be established among DTC, Clearstream Banking, S.A. (Clearstream) and the Euroclear System (Euroclear) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.  Euroclear and Clearstream are international clearing systems that perform functions similar to those that DTC performs in the United States.

Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment.  After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment.  The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

The information in this “Book-Entry Procedures and Settlement” section, including any description of the operations and procedures of DTC, Euroclear or Clearstream, has been provided solely as a matter of convenience.  We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.  The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them.  We urge investors to contact such systems or their participants directly to discuss these matters.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness.  The terms will include a description of:

(1)                     the indebtedness ranking senior to the debt securities being offered;

(2)                     the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)                     the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1)                     default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)                     default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)                     default in the performance, or breach, of any other covenant or warranty of Insmed in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)                     certain events of bankruptcy, insolvency or reorganization of Insmed.

Any failure to perform, or breach of, any covenant or agreement by Insmed in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default.  Remedies against Insmed for any such failure or breach will be limited to liquidated damages.  If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Insmed by the trustee or to Insmed and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, Insmed will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

If an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Insmed and, if given by such holders, to the trustee may declare the unpaid principal of all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of a series of debt securities, by written notice to Insmed and the trustee may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of such series as and when the same shall become due by the terms of such series.  Upon any such waiver, the default covered thereby and any event of default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities.  Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.

Merger

Each indenture provides that Insmed may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:

(1)         either (a) Insmed is the continuing company or (b) the successor person expressly assumes all of the obligations of the Company under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2)         no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

Insmed and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

•                  to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•                  to add an additional obligor on the debt securities or to evidence the succession of another person to Insmed, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Insmed pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•                  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•                  to add to the covenants of Insmed for the benefit of the holders of any outstanding series of debt securities or to surrender any of Insmed’s rights or powers under the indenture;

•                  to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•                  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•                  to secure the debt securities of any series;

•                  to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•                  to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Insmed shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•                  to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•                  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Insmed and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture.  However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•                  extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•                  reduce the rate of or extend the time for payment of interest on any debt security of any series;

•                  reduce the premium payable upon the redemption of any debt security;

•                  make any debt security payable in currency other than that stated in the debt security;

•                  impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•                  modify the subordination provisions applicable to any debt security or the related guarantee in a manner materially adverse to the holder thereof; or

•                  reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Defeasance and Discharge of Obligations

Insmed’s obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption “—Covenant Defeasance” if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by Insmed by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, Insmed may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities:  to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.

Insmed also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities:  to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

Upon compliance with specified conditions, Insmed will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, Insmed’s obligations with respect to a series of debt securities will be discharged. These conditions are:

•                  Insmed irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Insmed under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

•                  Insmed delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•                  no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

•                  Insmed shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of Insmed’s exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•                  such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•                  such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Insmed pursuant to the indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus.  Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units.  The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, stock purchase contracts, debt securities, warrants or any combination thereof.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” and “Description of Units” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN ANTI-TAKEOVER AND INDEMNIFICATION PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BY-LAWS AND VIRGINIA LAW

The following is a summary of certain anti-takeover and indemnification provisions of Virginia law and our Articles of Incorporation and Bylaws which affect us and our shareholders.  The description below is intended as only a summary.  You can access complete information by referring to the VSCA and our Articles of Incorporation and Bylaws, and the following summary is qualified in its entirety by reference to such documents and the applicable provisions of the VSCA.

Board Composition, Removal of Directors and Filling Vacancies

In accordance with our Articles of Incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year.  Our Articles of Incorporation also provide that, for so long as the board is classified, directors may be removed only for cause and then only by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote generally in the election of directors.  Furthermore any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may be filled solely (i) by the affirmative vote of a majority of our directors then in office even if less than a quorum or (ii) at an annual meeting of shareholders by the shareholders entitled to vote on the election of directors.  Any amendment to the provisions of the Articles of Incorporation with respect to these matters must be approved by at least 75% of the outstanding shares of capital stock entitled to vote on the amendment.

Blank Check Preferred Stock

We have shares of preferred stock available for future issuance without shareholder approval, except to the extent holders of preferred stock have a consent right under the terms of their preferred stock.  The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.  For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our shareholders, our board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group.  In this regard, our Articles of Incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.  The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock.  The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Affiliated Transactions Statute

Virginia law contains provisions that limit Insmed’s ability to enter into certain transactions, called affiliated transactions, with interested shareholders for a period of three years following the date that such person became an interested shareholder unless:

•                  a majority of the disinterested members of the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction; or

•                  before the date the person became an interested shareholder, a majority of the disinterested members of the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.

In general, a shareholder is an interested shareholder if it beneficially owns more than 10% of any class of Insmed’s outstanding voting shares.  Affiliated transactions subject to the statute include:

•                  mergers of Insmed or its subsidiaries with an interested shareholder or with any other corporation that immediately after the merger would be an affiliate of an interested shareholder;

•                  share exchanges in which an interested shareholder acquires one or more classes or series of voting shares of Insmed or its subsidiaries;

•                  except for transactions in the ordinary course of business, any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder of any assets of Insmed or its subsidiaries having an aggregate fair market value in excess of 5% of Insmed’s consolidated net worth as of the date of the most recently available financial statements;

•                  except for transactions in the ordinary course of business, any guaranty by Insmed or any of its subsidiaries (in one transaction or a series of transactions) of indebtedness of any interested shareholder in an amount in excess of 5% of Insmed’s consolidated net worth as of the date of the most recently available financial statements;

•                  the sale or other disposition by Insmed or its subsidiaries to an interested shareholder (in one transaction or a series of transactions) of any voting shares of Insmed or its subsidiaries having an aggregate fair market value in excess of 5% of the aggregate fair market value of all outstanding voting shares of Insmed as of the determination date except pursuant to a share dividend or the exercise of rights or warrants distributed or offered on a basis affording substantially proportionate treatment to all holders of the same class or series of voting shares;

•                  the dissolution of the corporation if proposed by or on behalf of an interested shareholder; or

•                  any reclassification of securities, including any reverse stock split, or recapitalization of the corporation, or any merger of Insmed with any of its subsidiaries or any distribution or other transaction, whether or not with or into or otherwise involving an interested shareholder, which has the effect, directly or indirectly (in one transaction or a series of transactions), of increasing by more than 5% the percentage of the outstanding voting shares of Insmed or any of its subsidiaries beneficially owned by any interested shareholder.

After three years, any such transaction must be at a “fair price,” as statutorily defined or must be approved by the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder.

Control Share Acquisitions Statute

As permitted by Virginia law, our Articles of Incorporation contain a provision opting out of the control share acquisition provisions of Virginia law.  In absence of such opt out, Virginia law governs control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors.  Under the default statutory rule, shares acquired in a control share acquisition would have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation.  The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Indemnification of Directors and Officers

Our Articles of Incorporation provide that no director or officer shall be liable to Insmed or our shareholders for monetary damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws.

Our Articles of Incorporation require us to indemnify any director, officer or employee who is or was a party to a proceeding due to his or her status as a director, officer or employee of Insmed or who is or was serving at our request as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  This indemnification covers all reasonable expenses incurred by any such director, officer or employee. Such indemnification will be made unless the board of directors, by a majority vote of a quorum of those directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who were not at the time parties to such claim, action or proceeding or, under certain circumstances, independent legal counsel appointed by the board of directors, determines that the director, officer or employee seeking indemnification was guilty of willful misconduct or a knowing violation of the criminal law.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Insmed pursuant to the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy and is unenforceable.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus:

•                          through agents;

•                          through one or more underwriters or dealers;

•                          through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                          directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•                          in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

•                          through a combination of any of these methods of sale; or

•                          at a fixed exchange ratio in return for other of our securities.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•                          at a fixed price or prices, which may be changed;

•                          at market prices prevailing at the time of sale;

•                          at prices relating to the prevailing market prices; or

•                          at negotiated prices.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.  Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters.  The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.  Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors.  The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.  We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities.  The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.  Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.”  If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms.  The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange.  The offering agent will be deemed to be an underwriter, as that term is defined in the Securities Act with respect to any sales effected through an “at the market” offering.

Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares, warrants and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the Nasdaq Capital Market.  Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•                  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•                  Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•                  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•                  Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

We may also make sales through the Internet or through other electronic means.  Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the

Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold.  These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.  For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.  Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

EXPERTS

The consolidated financial statements of Insmed Incorporated appearing in Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of Insmed Incorporated’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements and Insmed Incorporated’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher, LLP or Hunton & Williams LLP or others named in the applicable prospectus supplement.  If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the operation of the public reference room.  You can review our electronically filed reports, proxy and information statements on SEC’s web site at www.sec.gov or on our web site at www.insmed.com.  Information included on our web site is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.  The documents and reports that we list below are incorporated by reference into this prospectus.  In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC.  These documents are incorporated herein by reference as of their respective dates of filing:

(1)                                 Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the portions of our Proxy Statement on Schedule 14A, filed on April 29, 2013, incorporated by reference therein) filed with the SEC on March 18, 2013;

(2)                                 Our Quarterly Report on Form 10-Q for the three months ended March 31, 2013;

(3)                                 Our Current Reports on Form 8-K filed with the SEC on April 1, 2013, April 30, 2013, and May 1, 2013;

(4)                                 All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(5)                                 The description of our common stock contained in our Registration Statement on Form 8-A filed on June 1, 2000, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Insmed Incorporated

9 Deer Park Drive, Suite C

Monmouth Junction, NJ 08852

Attention: Andrea Holtzman Drucker, Corporate Secretary

(732) 997-4600

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$7,986

Legal fees and expenses	$300,000
Accounting fees and expenses	$100,000
Printing fees and expenses	$10,000
Miscellaneous expenses	$50,000

Total Expenses	$467,986

Item 15.  Indemnification of Directors and Officers.

The VSCA permits, and our Articles of Incorporation require, indemnification of our directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act.  Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.  Our Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

Section 13.1-692.1 of the VSCA presently permits, if authorized in a Virginia corporation’s articles of incorporation or shareholder-approved bylaws, the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.  As permitted by the VSCA, our Articles of Incorporation provide that no director or officer of the Company shall be liable to us or our shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

In addition, certain directors and officers have been granted contractual indemnification rights, pursuant to which they will be entitled to indemnification from us under certain circumstances.  We also carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

The employment agreements entered into between the Company and our executives also provide for indemnification to the fullest extent permitted by law (subject to any limitations imposed by law) from and against any and all claims, damages, expenses, judgments, penalties, fines, settlements, and all other liabilities incurred or paid by the executive in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the executive was or is a party or is threatened to be made a party by reason of the fact that the executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the executive in any such capacity or capacities, provided that the executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 16.  Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)                                 That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     If the Registrant is relying on Rule 430B:

(A)                               Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)                                 The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monmouth Junction, State of New Jersey, on this 24th day of May, 2013.

INSMED INCORPORATED
a Virginia corporation
By:	/s/ William H. Lewis
William H. Lewis
President and Chief Executive Officer (Principal Executive Officer) and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Lewis and Andrew T. Drechsler, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William H. Lewis	President and Chief Executive Officer (Principal Executive Officer);	May 24, 2013
William H. Lewis
Director

/s/ Andrew T. Drechsler	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	May 24, 2013
Andrew T. Drechsler

/s/ Donald Hayden, Jr.	Chairman of the Board of Directors	May 24, 2013
Donald Hayden, Jr.

/s/ Al Altomari	Director	May 24, 2013
Al Altomari

/s/ Steinar J. Engelsen M.D.	Director	May 24, 2013
Steinar J. Engelsen

/s/ Richard S. Kollender	Director	May 24, 2013
Richard S. Kollender

/s/ Melvin Sharoky M.D.	Director	May 24, 2013
Melvin Sharoky

/s/ Randall W. Whitcomb M.D.	Director	May 24, 2013
Randall Whitcomb

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

**1.1	Form of Underwriting Agreement.

2.1

Agreement and Plan of Merger, dated December 1, 2010, among Insmed Incorporated, River Acquisition Co., Transave, LLC Transave, Inc. and TVM V Life Science Ventures GmbH & Co. KG (previously filed as Exhibit 2.1 to Insmed Incorporated’s Current Report on Form 8-K filed on December 2, 2010 and incorporated herein by reference).

4.1

Articles of Incorporation of Insmed Incorporated, as amended through June 14, 2012 (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Annual Report on Form 10-K filed on March 18, 2013).

4.2	Amended and Restated Bylaws of Insmed Incorporated (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Current Report on Form 8-K filed on March 9, 2012).

4.3

Specimen stock certificate representing common stock, $0.01 par value per share, of the Registrant (previously filed as Exhibit 4.2 to Insmed Incorporated’s Registration Statement on Form S-4/A (Registration No. 333-30098)).

4.4

Shareholders Agreement, dated December 1, 2010, among Insmed Incorporated and each of the listed shareholders (incorporated by reference from Exhibit 4.1 to Insmed Incorporated’s Current Report on Form 8-K filed on December 2, 2010).

4.5

Registration Rights Agreement, dated December 1, 2010, among Insmed Incorporated and each of the listed shareholders (incorporated by reference from Exhibit 4.2 to Insmed Incorporated’s Current Report on Form 8-K filed on December 2, 2010).

**4.6	Form of Common Stock Warrant Agreement.

**4.7	Form of Preferred Stock Warrant Agreement.

**4.8	Form of Articles of Amendment for Preferred Stock.

**4.9	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares

**4.10	Form of Stock Purchase Contract and Stock Purchase Certificate

*4.11	Form of Senior Indenture.

*4.12	Form of Subordinated Indenture.

**4.13	Form of Senior Note.

**4.14	Form of Subordinated Note

**4.15	Form of Unit Agreement and Unit Certificate.

*5.1	Opinion of Gibson, Dunn & Crutcher LLP, counsel to the Registrant.

*5.2	Opinion of Hunton & Williams LLP, counsel to the Registrant.

*12.1	Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gibson Dunn, & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.2).

*23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on Page II-4 as part of the signature pages hereto).

**25.1	Statement of Eligibility of Trustee on Form T-1 with respect to Senior Indenture filed as Exhibit 4.11.

**25.2	Statement of Eligibility of Trustee on Form T-1 with respect to Subordinated Indenture filed as Exhibit 4.12.

*                                         Filed herewith.

**                                  To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K. However, the Statement of Eligibility of Trustee on Form T-1 will be filed separately under the electronic form type “305B2.”